Exhibit 99.1

Doug Sherk	Beth Kaplan
Investor Relations, EVC Group	Public Relations Director, Accuray
+1 (415) 652-9100	+1 (408) 789-4426
dsherk@evcgroup.com	bkaplan@accuray.com

Accuray Reports Fiscal 2019 Second Quarter Results

SUNNYVALE, Calif., January 22, 2019 – Accuray Incorporated (NASDAQ: ARAY) today reported its financial results for the second quarter of fiscal 2019 ended December 31, 2018.

Fiscal Second Quarter Highlights

•	Gross orders increased 29 percent year over year to a record $100.2 million
•	16 orders received from China in the quarter
•	Net orders increased 31 percent year over year to $69.2 million, and Backlog ended at $482.2M
•	Revenue increased 2 percent year over year to $102.3 million
•	Received FDA 510(k) application approval for motion management on Radixact

“Our second quarter gross order performance was an all-time high for the Company,” said Joshua H. Levine, President & Chief Executive Officer. “Our 29% gross order growth was driven by the China Ministry of Health’s long-awaited issuance of new license quotas for Class A and Class B radiation systems in late October 2018, a sequential rebound in CyberKnife orders, and continued strength in Radixact demand worldwide. Going forward, we believe Accuray is well positioned to win additional orders under the new quotas as the process for hospitals to secure licenses is activated. At the same time, we continued to make progress in our efforts to establish a joint venture in China that we believe will expand our ability to meet demand for Class B systems. From a financial perspective during the quarter, Accuray grew revenue, generated adjusted EBITDA, executed our plan designed to realize $15 million in annualized cost savings and moved closer to our goal of achieving GAAP net income profitability.”

“We also continued to advance our product roadmap. During the quarter we received FDA approval for our 510(k) application for motion synchronization capability, called Synchrony, on our Radixact treatment platform. Just as we have with our CyberKnife system, Radixact with Synchrony will automatically ensure beam synchronization with tumor motion or movement, enabling tighter dosing margins that spare healthy tissue and provides precise, efficient treatments. With Synchrony on Radixact, Accuray will have the only two radiotherapy systems able to provide true motion tracking and beam synchronization and correction during treatment.”

Fiscal Second Quarter Results

Total revenue was $102.3 million compared to $100.3 million in the prior fiscal year second quarter. Product revenue totaled $48.1 million compared to $47.1 million in the prior fiscal year second quarter, while service revenue totaled $54.3 million compared to $53.2 million in the prior fiscal year second quarter.

Total gross profit for the 2019 fiscal second quarter was $38.4 million, or 37.5 percent of revenue, comprised of product gross margin of 39.5 percent and service gross margin of 35.7 percent. This compares to total gross profit of $39.4 million, or 39.2 percent of revenue, comprised of product gross margin of 43.0 percent and service gross margin of 35.9 percent for the prior fiscal year second quarter. The decrease in product gross margin was primarily driven by product mix, with a larger percentage of sales attributable to the TomoTherapy platform in the 2019 fiscal second quarter.

Operating expenses were $39.2 million, a decrease of 3 percent compared with $40.4 million in the prior fiscal year second quarter. The decrease was driven by lower research and development and general and administrative expense, offset by approximately $0.6 million in severance costs associated with the Company’s previously announced cost reduction initiative.

Net loss was $4.6 million, or $0.05 per share, for the 2019 fiscal second quarter, compared to a net loss of $4.7 million, or $0.06 per share, for the 2018 fiscal second quarter.

Adjusted EBITDA for the 2019 fiscal second quarter was $4.1 million, compared to $4.8 million in the prior fiscal year second quarter.

Cash, cash equivalents, investments and short-term restricted cash were $64.6 million as of December 31, 2018 compared to $70.5 million as of September 30, 2018. The decrease was primarily driven by the timing of accounts receivable collections.

Fiscal Six Month Results

For the six months ended December 31, 2018, gross product orders totaled $161.6 million compared to $133.6 million for the same prior fiscal year period. Ending product backlog was $482.2 million, approximately 2 percent higher than backlog at the end of the prior fiscal year second quarter.

Total revenue for the six months ended December 31, 2018 was $198.1 million compared to $191.3 million in the same prior fiscal year period. Product revenue for the six months ended December 31, 2018 totaled $89.6 million compared to $86.0 million, while service revenue totaled $108.6 million compared to $105.3 million in the same prior fiscal year period.  The increase in product revenue was primarily due to an increase in sales of Radixact systems. The increase in service revenue is primarily driven by continued installed base growth.

Total gross profit for the six months ended December 31, 2018 was $76.3 million, or 38.5 percent of revenue, comprised of product gross margin of 40.2 percent and service gross margin of 37.1 percent.  This compares to total gross profit of $77.5 million, or 40.5 percent of revenue, comprised of product gross margin of 43.1 percent and service gross margin of 38.4 percent for the same prior fiscal year period.  The decrease in product gross margin stemmed from product mix, with fewer CyberKnife systems sold in the first half of fiscal 2019.

Operating expenses for the six months ended December 31, 2018 were $81.8 million, an increase of 2 percent compared with $80.5 million in the same prior fiscal year period.  The increase is primarily due to a one-time receivable impairment charge and approximately $0.6 million severance charge related to a cost reduction initiative recorded in the first half of fiscal 2019.

Net loss was $13.8 million, or $0.16 per share, for the six months ended December 31, 2018, compared to a net loss of $14.1 million, or $0.17 per share, for the same prior fiscal year period.

Adjusted EBITDA for the six months ended December 31, 2018 was $8.1 million, compared to $7.9 million in the prior fiscal year period.

2019 Financial Guidance

The company is reaffirming its fiscal year 2019 guidance provided on October 30, 2018. Details are summarized as follows:

•

Revenue: Product revenue growth is expected to range between 4 and 8 percent and service revenue is expected to grow approximately 2 percent, resulting in total revenue of between $415 million to $425 million, which would represent 3 to 5 percent growth year over year; and

•	Adjusted EBITDA: $23.0 million to $29.0 million representing growth of approximately 35 percent to 70 percent year over year.

Guidance for non-GAAP financial measures excludes amortization of intangibles, depreciation, stock-based compensation expense, interest expense, net and provision for income taxes.  For more information regarding the non-GAAP financial measures discussed in this press release, please see "Use of Non-GAAP Financial Measures" below.

Conference Call Information

Accuray will host a conference call beginning at 1:30 p.m. PT/4:30 p.m. ET today to discuss its fiscal second quarter results and recent corporate developments. Conference call dial-in information is as follows:

•	U.S. callers: (855) 867-4103
•	International callers: (262) 912-4764
•	Conference ID Number (U.S. and international): 5538239

Individuals interested in listening to the live conference call via the Internet may do so by logging on to Accuray’s website, www.accuray.com. In addition, a taped replay of the conference call will be available beginning approximately two hours after the call’s conclusion and available for seven days. The replay telephone number is (855) 859-2056 (USA) or (404) 537-3406 (International), Conference ID: 5538239. An archived webcast will also be available at Accuray’s website.

Use of Non-GAAP Financial Measures

Accuray has supplemented its GAAP net loss with a non-GAAP measure of adjusted earnings before interest, taxes, depreciation, amortization and stock-based compensation (“adjusted EBITDA”). Management believes that this non-GAAP financial measure provides useful supplemental information to management and investors regarding the performance of the company and facilitates a meaningful comparison of results for current periods with previous operating results. A reconciliation of GAAP net loss (the most directly comparable GAAP measure) to non-GAAP adjusted EBITDA is provided in the financial statement tables included in the schedule below.

There are limitations in using this non-GAAP financial measure because it is not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. These non-GAAP financial measures should not be considered in isolation or as a substitute for GAAP financial measures. Investors and potential investors should consider non-GAAP financial measures only in conjunction with the company’s consolidated financial statements prepared in accordance with GAAP.

About Accuray

Accuray Incorporated (Nasdaq: ARAY) is a radiation oncology company that develops, manufactures and sells precise, innovative treatment solutions that set the standard of care with the aim of helping patients live longer, better lives.  The company’s leading-edge technologies deliver the full range of radiation therapy and radiosurgery treatments. For more information, please visit www.accuray.com.

Safe Harbor Statement

Statements made in this press release that are not statements of historical fact are forward-looking statements and are subject to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements in this press release relate, but are not limited, to the company's future results of operations, including management's expectations regarding revenue and adjusted EBITDA; expectations related to GAAP net income profitability and sales growth; expectations regarding order growth in China; expectations regarding the impact of establishing a joint venture in China; expectations regarding the impact of our recent cost savings initiative; and the company's leadership position in radiation oncology innovation and technologies.  These forward-looking statements involve risks and uncertainties.  If any of these risk or uncertainties materialize, or if any of the company's assumptions prove incorrect, actual results could differ materially from the results express or implied by these forward-looking statements.  These risks and uncertainties include, but are not limited to, the company's ability to achieve widespread market acceptance of its products, including new product offerings; the company’s ability to develop new products or enhance existing products to meet customers’ needs and compete favorably in the market; the company's ability to effectively manage its growth; the company's ability to maintain or increase its gross margins on product sales and services; delays in regulatory approvals or the development or release of new offerings; the company's ability to meet the covenants under its credit facilities; the company's ability to convert backlog to revenue; risks and uncertainties related to the company’s ability to take advantage of the China Class A and B license announcement; and such other risks identified under the heading "Risk Factors" in the company's Annual Report on Form 10-K, filed with the Securities and Exchange Commission (the "SEC") on August 24, 2018, the company’s report on Form 10-Q, which was filed on November 6, 2018, and as updated periodically with the company's other filings with the SEC.

Forward-looking statements speak only as of the date the statements are made and are based on information available to the company at the time those statements are made and/or management's good faith belief as of that time with respect to future events.  The company assumes no obligation to update forward-looking statements to reflect actual performance or results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. Accordingly, investors should not put undue reliance on any forward-looking statements.

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Financial Tables to Follow

 Accuray Incorporated

Consolidated Statements of Operations

(in thousands, except per share data)

(Unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2018	2017	2018	2017
Gross Orders	$100,169	$77,908	$161,583	$133,555
Net Orders	69,202	52,649	94,113	103,687
Order Backlog	482,230	470,511	482,230	470,511
Net revenue:
Products	$48,051	$47,106	$89,568	$86,022
Services	54,267	53,223	108,579	105,257
Total net revenue	102,318	100,329	198,147	191,279
Cost of revenue:
Cost of products	29,062	26,857	53,586	48,959
Cost of services	34,876	34,117	68,302	64,859
Total cost of revenue	63,938	60,974	121,888	113,818
Gross profit	38,380	39,355	76,259	77,461
Operating expenses:
Research and development	13,640	14,664	27,529	28,757
Selling and marketing	15,139	13,872	28,175	28,629
General and administrative	10,469	11,836	26,111	23,144
Total operating expenses	39,248	40,372	81,815	80,530
Loss from operations	(868)	(1,017)	(5,556)	(3,069)
Other expense, net	(3,321)	(3,738)	(7,304)	(10,309)
Loss before provision for income taxes	(4,189)	(4,755)	(12,860)	(13,378)
Provision for (benefit from) income taxes	451	(36)	986	723
Net loss	$(4,640)	$(4,719)	$(13,846)	$(14,101)
Net loss per share - basic and diluted	$(0.05)	$(0.06)	$(0.16)	$(0.17)
Weighted average common shares used in computing loss per share:
Basic and diluted	87,237	84,586	86,858	84,167

Accuray Incorporated

Consolidated Balance Sheets

(in thousands)

(Unaudited)

	December 31,	June 30,
	2018	2018
Assets
Current assets:
Cash and cash equivalents	$59,428	$83,083
Restricted cash	5,182	9,830
Accounts receivable, net	86,333	65,994
Inventories	119,494	108,540
Prepaid expenses and other current assets	18,476	15,569
Deferred cost of revenue	273	1,141
Total current assets	289,186	284,157
Property and equipment, net	21,103	23,698
Goodwill	57,764	57,855
Intangible assets, net	750	821
Other assets	17,270	12,196
Total assets	$386,073	$378,727
Liabilities and equity
Current liabilities:
Accounts payable	$31,396	$19,694
Accrued compensation	20,883	28,992
Other accrued liabilities	24,101	22,448
Customer advances	19,900	22,896
Deferred revenue	72,726	75,404
Total current liabilities	169,006	169,434
Long-term liabilities:
Long-term other liabilities	10,693	8,608
Deferred revenue	23,406	20,976
Long-term debt	136,823	131,077
Total liabilities	339,928	330,095
Equity:
Common stock	88	86
Additional paid-in capital	528,254	521,738
Accumulated other comprehensive income	759	1,093
Accumulated deficit	(482,956)	(474,285)
Total equity	46,145	48,632
Total liabilities and equity	$386,073	$378,727

Accuray Incorporated

Reconciliation of GAAP Net Loss to Adjusted Earnings Before Interest, Taxes, Depreciation,

Amortization and Stock-Based Compensation (Adjusted EBITDA)

(in thousands)

(Unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2018	2017	2018	2017
GAAP net loss	$(4,640)	$(4,719)	$(13,846)	$(14,101)
Amortization of intangibles	36	35	72	71
Depreciation (a)	2,009	2,458	4,102	4,936
Stock-based compensation	1,687	3,438	4,899	5,870
Interest expense, net (b)	3,593	3,578	7,185	10,398
Impairment charge (c)	-	-	3,707	-
Cost savings initiative (d)	998	-	998	-
Provision for (benefit from) income taxes	451	(36)	986	723
Adjusted EBITDA	$4,134	$4,754	$8,103	$7,897

(a) consists of depreciation, primarily on property and equipment.

(b) consists primarily of interest income from available-for-sale securities, interest expense associated with outstanding debt and non-cash loss on extinguishment of debt.

(c) consists of a one-time accounts receivable impairment charge related to one customer.

(d) consists of costs associated with a staff reduction recorded in the fiscal second quarter of 2019.

Accuray Incorporated

Forward-Looking Guidance

Reconciliation of Projected Net Loss to Projected Adjusted Earnings Before Interest, Taxes, Depreciation, Amortization and Stock-Based Compensation (Adjusted EBITDA)

(in thousands)

(Unaudited)

	Twelve Months Ending June 30, 2019
	From	To
GAAP net loss	$(20,000)	$(14,000)
Depreciation and amortization (a)	9,600	9,600
Stock-based compensation	11,500	11,500
Impairment charge (b)	3,700	3,700
Cost savings initiative (c)	1,500	1,500
Interest expense, net (d)	14,600	14,600
Provision for income taxes	2,100	2,100
Adjusted EBITDA	$23,000	$29,000

(a) consists of depreciation, primarily on property and equipment as well as amortization of intangibles.

(b) consists of a one-time accounts receivable impairment charge related to one customer in the first quarter of 2019.

(c) consists of costs associated with a staff reduction initiated in the fiscal second quarter of 2019.

(d) consists primarily of interest expense associated with outstanding debt.